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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 19, 1999 relating to the financial statements and financial statement schedule of Webstakes.com, Inc, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                PricewaterhouseCoopers LLP

1301 Avenue of the Americas
New York, New York
August 3, 1999